Exhibit 99.1
ITW Reports Fourth Quarter 2013 Financial Results
• Fourth quarter diluted EPS from continuing operations of $0.92, higher than Company midpoint guidance of $0.89
• Operating margins of 17.7 percent up 260 basis points versus year-ago period; Enterprise initiatives contribute 110 basis points
• Organic revenues up 3 percent
• Company reiterates 2014 full-year EPS guidance range of $4.30 to $4.50, up 18 percent to 24 percent
GLENVIEW, ILLINOIS-January 28, 2014-Illinois Tool Works Inc. (NYSE: ITW) today reported fourth quarter diluted earnings per share (EPS) from continuing operations of $0.92, three cents higher than the midpoint of the Company’s forecast. The better-than-expected EPS was driven by strong contributions from the Company’s enterprise initiatives as well as improving organic revenue growth from both international and North American geographies.
Key highlights for the 2013 fourth quarter financial results versus the prior-year period include:
• Total Company revenues were $3.55 billion while operating income totaled $628 million. Excluding the impact of Decorative Surfaces 2012 results, Company operating revenues increased 4.8 percent and operating income grew 22.7 percent. Organic revenues increased 2.8 percent, with international growing 3.3 percent and North America growing 2.6 percent. Internationally, Europe showed further stabilization as organic revenues grew 1.8 percent and Asia Pacific grew 4.1 percent.
• Fourth quarter 2013 EPS of $0.92 was 43 percent higher than the prior-year period.
• Fourth quarter operating margins of 17.7 percent were 260 basis points higher, with enterprise initiatives contributing 110 basis points.
• Fourth quarter free operating cash flow was at 147 percent of net income.
Fourth quarter segment highlights include:
• Automotive OEM grew organic revenues 11.2 percent as increasing product penetration with key global customers resulted in revenue growth outperforming worldwide auto builds by 5 percentage points. Operating margins improved 160 basis points to 20.4 percent.
•Food Equipment’s organic revenues grew 4.2 percent largely due to solid equipment and service growth in North America. Operating margins improved 250 basis points to 19.5 percent.
“We were pleased with the Company’s performance in the quarter and for the year,” said Scott Santi, president and chief executive officer. “In the quarter, we continued to deliver meaningful improvement in our earnings per share, operating margin, and return on invested capital metrics. In addition, we saw modest improvement in the demand environment in a number of our key end markets which drove a noticeable sequential improvement in the Company’s organic growth rate in the quarter.”
“For full-year 2013, we grew earnings per share 13 percent, expanded operating margins by 100 basis points to 17.8 percent, improved after-tax return on invested capital by 180 basis points to 16.3 percent, and returned $2.9 billion to shareholders in the form of dividends and share repurchases. As a result of the ongoing execution of our enterprise strategy initiatives, the Company is well positioned to deliver another year of strong progress towards our enterprise strategy performance goals across a range of macro-economic conditions in 2014.”
Comparisons to the Company’s 2012 financial results exclude the impacts of the divested Decorative Surfaces segment. Reconciliations of GAAP to non-GAAP results are included in the attached exhibits.
The Company is reiterating its full-year 2014 earnings forecast that it presented in December at its annual investor and analyst day in New York City. The Company continues to expect full-year 2014 EPS to be in a range of $4.30 to $4.50. This EPS range assumes a full-year total revenue growth range of 2 percent to 4 percent and full-year organic growth of 2 percent to 3 percent. For the 2014 first quarter, the Company is forecasting EPS to be in a range of $0.93 to $1.01 and expects total revenue growth in a range of 3 percent to 6 percent.
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding total revenue growth, organic revenue growth, operating margin improvement and diluted income per share from continuing operations. These statements are subject to certain risks, uncertainties and other factors which could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW’s 2012 Form 10-K and Form 10-Q for the quarter ended September 30, 2013.
ITW is a Fortune 200 global diversified industrial manufacturer of value added consumables and specialty equipment with related service businesses. The Company focuses on solid growth, improving profitability and strong returns across its worldwide platforms and businesses. These businesses serve local customers and markets around the globe, with a significant presence in developed as well as emerging markets. ITW’s revenues totaled $14.1 billion in 2013.
Contact: John Brooklier, 847-657-4104 or jbrooklier@itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Twelve Months Ended
(In millions except per share amounts)	December 31,		December 31,
	2013	2012	2013	2012
Operating Revenues	$3,554	$3,484	$14,135	$14,791
Cost of revenues	2,173	2,177	8,554	9,134
Selling, administrative, and research and development expenses	689	721	2,815	2,928
Amortization of intangible assets	64	62	250	252
Impairment of goodwill and other intangible assets	—	—	2	2
Operating Income	628	524	2,514	2,475
Interest expense	(60)	(61)	(239)	(213)
Gain on sale of interest in Decorative Surfaces	—	933	—	933
Other income (expense)	5	(20)	72	11
Income from Continuing Operations Before Income Taxes	573	1,376	2,347	3,206
Income Taxes	166	455	717	973
Income from Continuing Operations	407	921	1,630	2,233
Income from Discontinued Operations	1	58	49	637
Net Income	$408	$979	$1,679	$2,870

Income Per Share from Continuing Operations:
Basic	$0.93	$2.00	$3.65	$4.75
Diluted	$0.92	$1.99	$3.63	$4.72
Income Per Share from Discontinued Operations:
Basic	$—	$0.12	$0.11	$1.36
Diluted	$—	$0.12	$0.11	$1.35
Net Income Per Share:
Basic	$0.93	$2.13	$3.76	$6.11
Diluted	$0.93	$2.11	$3.74	$6.06

Shares of Common Stock Outstanding During the Period:
Average	437.7	459.7	446.2	469.8
Average assuming dilution	440.9	463.1	449.3	473.2

FREE OPERATING CASH FLOW	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In millions)	2013	2012	2013	2012
Net cash provided by operating activities	$708	$605	$2,528	$2,072
Less: Additions to plant and equipment	(111)	(108)	(368)	(382)
Free operating cash flow	$597	$497	$2,160	$1,690

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

(In millions)	December 31, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and equivalents	$3,618	$2,779
Trade receivables	2,365	2,742
Inventories	1,247	1,585
Deferred income taxes	384	332
Prepaid expenses and other current assets	366	522
Assets held for sale	1,836	—
Total current assets	9,816	7,960

Net Plant and Equipment	1,709	1,994
Goodwill	4,886	5,530
Intangible Assets	1,999	2,258
Deferred Income Taxes	359	391
Other Assets	1,197	1,176
	$19,966	$19,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$3,551	$459
Accounts payable	634	676
Accrued expenses	1,272	1,392
Cash dividends payable	181	—
Income taxes payable	69	116
Deferred income taxes	10	8
Liabilities held for sale	317	—
Total current liabilities	6,034	2,651

Noncurrent Liabilities:
Long-term debt	2,793	4,589
Deferred income taxes	507	244
Other liabilities	923	1,255
Total noncurrent liabilities	4,223	6,088

Stockholders’ Equity:
Common stock	6	5
Additional paid-in-capital	1,046	1,012
Income reinvested in the business	14,943	13,973
Common stock held in treasury	(6,676)	(4,722)
Accumulated other comprehensive income	384	293
Noncontrolling interest	6	9
Total stockholders’ equity	9,709	10,570
	$19,966	$19,309

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS

(In millions except per share amounts)	Three Months Ended				Three Months Ended
	December 31, 2013				December 31, 2012
	Total Revenue	Operating Income	Operating Margin	Diluted EPS	Total Revenue	Operating Income	Operating Margin	Diluted EPS
Actual Results (GAAP)	$3,554	$628	17.7%	$0.92	$3,484	$524	15.0%	$1.99
Decorative Surfaces net gain	—	—	—	—	—	—	—	1.37
Decorative Surfaces equity interest (2012)	—	—	—	—	—	—	—	(0.04)
Decorative Surfaces operating results	—	—	—	—	93	12	12.9%	0.01
Adjusted Results (Non-GAAP)	$3,554	$628	17.7%	$0.92	$3,391	$512	15.1%	$0.65

Q4 2013 Growth vs. 2012 (Non-GAAP)	4.8%	22.7%	260 bps	42.9%

(In millions except per share amounts)	Twelve Months Ended				Twelve Months Ended
	December 31, 2013				December 31, 2012
	Total Revenue	Operating Income	Operating Margin	Diluted EPS	Total Revenue	Operating Income	Operating Margin	Diluted EPS
Actual Results (GAAP)	$14,135	$2,514	17.8%	$3.63	$14,791	$2,475	16.7%	$4.72
Decorative Surfaces net gain	—	—	—	—	—	—	—	1.34
Decorative Surfaces equity interest (2012)	—	—	—	—	—	—	—	(0.04)
Decorative Surfaces operating results	—	—	—	—	921	143	15.5%	0.21
Adjusted Results (Non-GAAP)	$14,135	$2,514	17.8%	$3.63	$13,870	$2,332	16.8%	$3.21

FY 2013 Growth vs. 2012 (Non-GAAP)	1.9%	7.8%	100 bps	13.1%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
ADJUSTED RETURN ON AVERAGE INVESTED CAPITAL

	Three Months Ended		Twelve Months Ended
(Dollars in millions)	December 31,		December 31,
	2013	2012	2013	2012
Operating income	$628	$524	$2,514	$2,475
Adjustment for Decorative Surfaces	—	(12)	—	(143)
Adjusted operating income	628	512	2,514	2,332
Tax rate (as adjusted for discrete tax charges in 3Q 2013 and 4Q 2012)	29.0%	30.4%	28.8%	29.2%
Taxes	(182)	(156)	(724)	(681)
Adjusted operating income after taxes	$446	$356	$1,790	$1,651

Invested capital:
Trade receivables	$2,365	$2,742	$2,365	$2,742
Inventories	1,247	1,585	1,247	1,585
Net plant and equipment	1,709	1,994	1,709	1,994
Goodwill and intangible assets	6,885	7,788	6,885	7,788
Accounts payable and accrued expenses	(1,906)	(2,068)	(1,906)	(2,068)
Net assets held for sale	1,519	—	1,519	—
Other, net	616	798	616	798
Total invested capital	$12,435	$12,839	$12,435	$12,839

Average invested capital	$12,511	$13,022	$12,605	$13,160
Adjustment for Decorative Surfaces	(165)	(232)	(169)	(274)
Adjustment for Industrial Packaging	(1,469)	(1,494)	(1,477)	(1,504)
Adjusted average invested capital	$10,877	$11,296	$10,959	$11,382
Annualized return on average invested capital	16.4%	12.6%	16.3%	14.5%

A reconciliation of the effective tax rate to the adjusted tax rate excluding the discrete tax charge is as follows:

	Three Months Ended				Twelve Months Ended
(Dollars in millions)	December 31,				December 31,
	2013		2012		2013		2012
	Income Taxes	Tax Rate	Income Taxes	Tax Rate	Income Taxes	Tax Rate	Income Taxes	Tax Rate
As reported	$166	29.0%	$455	33.0%	$717	30.6%	$973	30.3%
Discrete tax charges	—	—%	(36)	(2.6)%	(40)	(1.8)%	(36)	(1.1)%
As adjusted	$166	29.0%	$419	30.4%	$677	28.8%	$937	29.2%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended December 31, 2013				% F(U) vs. prior year
(Dollars in millions)	Total Revenue	Operating Income	Operating Margin	Total Revenue	Organic Revenue	Operating Margin
Test & Measurement and Electronics	$559	$88	15.7%	1.2%	1.1%	250 bps
Automotive OEM	604	123	20.4%	12.4%	11.2%	160 bps
Polymers & Fluids	472	76	16.0%	(2.4)%	(1.2)%	20 bps
Food Equipment	547	107	19.5%	9.7%	4.2%	250 bps
Welding	447	103	23.1%	1.7%	—%	10 bps
Construction Products	422	58	13.8%	(0.1)%	1.9%	310 bps
Specialty Products	510	91	17.9%	9.1%	1.2%	50 bps
Intersegment	(7)	—	—%	—%	—%	—
Total Segments	3,554	646	18.2%	4.8%	2.8%	160 bps
Decorative Surfaces	—	—	—%	(100)%	(100)%	—
Unallocated	—	(18)	—%	—%	—%	—
Total Company	$3,554	$628	17.7%	2.0%	2.8%	270 bps

Twelve Months Ended December 31, 2013				% F(U) vs. prior year
(Dollars in millions)	Total Revenue	Operating Income	Operating Margin	Total Revenue	Organic Revenue	Operating Margin
Test & Measurement and Electronics	$2,176	$321	14.8%	(5.3)%	(6.0)%	-10 bps
Automotive OEM	2,396	490	20.5%	10.4%	9.5%	110 bps
Polymers & Fluids	1,993	335	16.8%	(3.4)%	(2.9)%	100 bps
Food Equipment	2,047	385	18.8%	5.5%	1.9%	170 bps
Welding	1,837	464	25.3%	(0.4)%	(2.3)%	-10 bps
Construction Products	1,717	238	13.9%	(0.5)%	0.5%	230 bps
Specialty Products	2,007	408	20.3%	7.3%	1.3%	80 bps
Intersegment	(38)	—	—%	—%	—%	—
Total Segments	14,135	2,641	18.7%	1.9%	0.2%	100 bps
Decorative Surfaces	—	—	—%	(100)%	(100)%	—
Unallocated	—	(127)	—%	—%	—%	—
Total Company	$14,135	$2,514	17.8%	(4.4)%	0.2%	110 bps